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                                                                    EXHIBIT 99.4

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                      SUBSCRIPTION CERTIFICATES ISSUED BY
                          MAXICARE HEALTH PLANS, INC.


     The notice attached hereto must be used to exercise your Rights pursuant to your Subscription Certificate if you cannot deliver the Subscription Certificate to American Stock Transfer & Trust Company, as Subscription Agent on or prior to 5:00 p.m., New York City time, on September 29, 2000. Such notice must be delivered by hand, U.S. Mail, overnight courier or sent by facsimile transmission to American Stock Transfer & Trust Company, and must be received on or prior to 5:00 p.m., New York City time, on September 29, 2000, unless the subscription period is extended by the Company, in its sole discretion, for up to an additional 30 days.



     Regardless of the manner of delivery of this notice and subsequently of the Subscription Certificate, payment in full of your basic subscription price of $1.00 per share must be received in the manner specified in the Prospectus and the instructions to the Subscription Certificate on or prior to 5:00 p.m., New York City time, on September 29, 2000, unless the subscription period is extended by the Company, in its sole discretion, for up to an additional 30 days.


     You may deliver this form to American Stock Transfer & Trust Company by hand, U.S. Mail, overnight courier or facsimile:


By Hand:               59 Maiden Lane
                       New York, New York 10007
                       Attention: Reorganization Department

By Mail:               59 Maiden Lane
                       New York, New York 10007
                       Attention: Reorganization Department

By Overnight Courier:  59 Maiden Lane
                       New York, New York 10007
                       Attention: Reorganization Department

By Facsimile:          (718) 234-5001 (You should confirm receipt of all facsimile transmissions by calling 1-(800) 937-5449)


DELIVERY OF THE ATTACHED FORM TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.
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Gentlemen:


     The undersigned hereby represents that he or she is the holder of
Subscription Rights representing           Rights and that such Subscription
Rights cannot be delivered to American Stock Transfer & Trust Company, the subscription agent for this rights offering, at or before 5:00 p.m., New York City time, on September 29, 2000, or at such later date to which the subscription period may be extended or the Company, in its sole discretion. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the subscription privilege to subscribe for one and one-half shares of Common Stock per each whole Right represented by such Subscription Certificate (as rounded up for fractional shares, as described in the Prospectus), for an aggregate of up
to           Shares. The undersigned understands that payment of the
subscription price of $1.00 per Share for each Share of the Common Stock subscribed for pursuant to the Subscription Privilege must be received at or before 5:00 p.m., New York City time, on September 29, 2000 , or at such later date to which the subscription period may be extended or the Company, in its sole discretion. The undersigned represents that such payment, in the aggregate
amount of $          , either (check appropriate box):


[ ] is being delivered to American Stock Transfer & Trust Company herewith or

[ ] has been delivered separately to American Stock Transfer & Trust Company and
    is or was delivered in                      the manner set forth below
    (check appropriate box and complete information relating thereto):

[ ] wire transfer of funds

    name of transferor institution ----------------------------------------

    date of transfer -------------------------------------------------------

    confirmation number (if available) --------------------------------------


[ ] uncertified check (payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the expiration date to ensure that such payment clears in a timely fashion).


[ ] certified check

[ ] bank draft (cashier's check)


[ ] U.S. postal money order -- name of maker ---------------------------------


    date of check, draft or money order number ------------------------------

    bank on which check is drawn or issuer of money order --------------------

    Signature ------------------------------------------------------------

    Name -----------------------------------------------------------------
                              (Please Type or Print)

    Address ------------------------------------------------------------
                                                               (Zip Code)

    Area Code and Tel. No. --------------------------------------------------

    Subscription Certificate No(s). (if available) -------------------------


Furthermore, the undersigned hereby elects to exercise Over-subscription rights
to purchase an additional           shares. The undersigned understands that
payment for these Over-subscription shares will be required to be remitted no later than 10 days after transmittal of a letter of instructions from the Company which will be transmitted as soon as practicable after the expiration of the subscription period.


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                              GUARANTY OF DELIVERY

       (NOT TO BE USED FOR SUBSCRIPTION CERTIFICATE SIGNATURE GUARANTEE)


     The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to American Stock Transfer & Trust Company, guarantees that the undersigned will deliver to American Stock Transfer & Trust Company the certificate representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date hereof.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Address)

--------------------------------------------------------------------------------
(Area Code and Telephone Number)
Dated: -----------------------------------------------------------------, 2000

--------------------------------------------------------------------------------
(Name of Firm)

--------------------------------------------------------------------------------
(Authorized Signature)


     The institution which completes this form must communicate the guarantee to American Stock Transfer & Trust Company, and must deliver the Subscription Certificate to American Stock Transfer & Trust Company within the time period shown herein. Failure to do so could result in a financial loss to such institution.


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